Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

NF Energy Saving Corporation

We consent to the incorporation by reference in the Registration Statement of NF Energy Saving Corporation (the “Company”) on Form S-3 (File No. 333-172537) of our report dated March 29, 2013, except for the restatement described in Note 24 to the consolidated financial statements as to which the date is October 18, 2013, on our audit of the Company’s financial statements as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income, cash flows and stockholders’ equity for the years ended December 31, 2012 and 2011, included in the Company’s Annual Report on Amendment No. 1 to Form 10-K/A for the fiscal year ended December 31, 2012. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement on Forms S-3 (File No. 333-172537).

/s/ HKCMCPA Company Limited

HKCMCPA Company Limited

Certified Public Accountants

Hong Kong, China

October 18, 2013